UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 27, 2009 (July 21, 2009)

WOLVERINE TUBE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12164	63-0970812
(Commission File Number)	(IRS Employer Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama  35801
(Address, including Zip Code, of Principal Executive Offices)

(256) 353-1310
Registrant’s Telephone Number, Including Area Code

Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to Wolverine Tube, Inc.’s Form 8-K filed on July 27, 2009 is filed for the purpose of exhibiting KPMG’s letter to the Securities and Exchange Commission stating whether or not KPMG agrees with such statements and to correct a typographical error regarding the Change in Registrant’s Certifying Accountant.  In the “Engagement of Crowe Horwath, LLP”, the date of the Audit Committee of Wolverine’s Board of Directors decision to retain Crowe as Wolverine’s independent registered public accounting firm was filed as July XX, 2009 and should read July 20, 2009.

Item 4.01     Change in Registrant’s Certifying Accountant

(b)       Engagement of Crowe Horwath, LLP

On July 21, 2009, Wolverine retained Crowe Horwath, LLP (“Crowe”), as its new independent registered public accounting firm. The decision to retain Crowe as Wolverine’s independent registered public accounting firm was made by the Audit Committee of Wolverine’s Board of Directors on July 20, 2009. Wolverine engaged Crowe to audit Wolverine’s financial statements for the year ending December 31, 2009. During the years ended December 31, 2008 and December 31, 2007 and through July 21, 2009, neither Wolverine or anyone on Wolverine’s behalf has consulted with Crowe regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Wolverine’s financial statements, or (ii) any matter that was either the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	Exhibit number	Description of Exhibit

	16.1	Letter re: Change in Registrant’s Certifying Accountant Letter from KPMG, LLP to the Securities and Exchange Commission dated July 30, 2009.

Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WOLVERINE TUBE, INC.

July 30, 2009	By:	/s/ David A. Owen
David A. Owen
Senior Vice President, Chief Financial Officer and Secretary